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                                                                      APPENDIX I
                                                                         Ex. 3.1
                          CERTIFICATE OF INCORPORATION

                                       OF

                            T-3 ENERGY SERVICES, INC.

                                   ARTICLE I
                                      NAME

The name of the corporation is T-3 Energy Services, Inc. (the "Corporation").

                                   ARTICLE II
                           REGISTERED OFFICE AND AGENT

The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III
                                    EXISTENCE

The Corporation shall have perpetual existence.

                                   ARTICLE IV
                                     PURPOSE

The purpose of the Corporation is to engage in any lawful act or activities for which corporations may be organized under the General Corporation Law of the State of Delaware (as from time to time in effect, the "DGCL").

                                   ARTICLE V
                            AUTHORIZED CAPITAL STOCK

The Corporation shall have the authority to issue an aggregate of 75,000,000 shares, consisting of 25,000,000 shares of Preferred Stock, par value $.001 per share ("Preferred Stock") and 50,000,000 shares of Common Stock, par value $.001 per share ("Common Stock").

         A. Issuance of Preferred Stock. Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. Subject to the provisions of this paragraph A and limitations prescribed by law, the Board of Directors is vested with the authority and is expressly authorized, prior to issuance, by adopting resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series and, if and to the extent from time to time required by the DGCL, by filing a certificate pursuant to the DGCL, to establish or change the number of shares to be included in each such series and to fix the designation and powers, preferences and rights and the qualifications and limitations thereof or restrictions thereon relating to the shares of each such series, all to the maximum extent permitted by the DGCL. The authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination of the following:
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         (1) the distinctive serial designation of the series and the number of shares constituting the series;

         (2) the annual dividend rate, if any, on shares of the series and the preferences, if any, over shares of any other class or another series of the same class (or of shares of any other class or of another series over such series) with respect to dividends, and whether dividends shall be cumulative and, if so, from which date or dates;

         (3) whether the shares of the series shall be redeemable and, if so, the terms and conditions of their redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which may vary under different conditions and at different redemption dates;

         (4) the obligation, if any, of the Corporation to purchase or redeem shares of the series pursuant to a sinking fund or purchase fund and the terms of any such obligation;

         (5) whether shares of the series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, shares of any series of the same class or any evidence of indebtedness, and, if so, the terms and conditions of conversion or exchange, including the price or prices or the rate or rates of conversion or exchange;

         (6) whether the shares of the series shall have voting rights in addition to the voting rights provided by law, and, if so, the terms of such voting rights, including whether such shares shall have the right to vote with the Common Stock on issues on an equal, greater or lesser basis;

         (7) the rights of the shares of the series in the event of a voluntary or involuntary liquidation, dissolution, winding up or distribution of assets of the Corporation;

         (8) whether the shares of the series shall be entitled to the benefit of conditions and restrictions upon (i) the creation of indebtedness of the Corporation or any subsidiary, (ii) the issuance of any additional stock (including additional shares of the series or of any other series) or (iii) the payment of dividends or the making of other distributions on the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation; and

         (9) any other relative, rights, powers, preferences, qualifications, limitations or restrictions thereof, including, but not limited to, any that may be determined in connection with the adoption of any stockholder rights plan relating to any such series.

Except as otherwise set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors. The shares of Preferred Stock of any one series shall be identical with the other shares in the same series in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

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         B. Redeemed or Reacquired Shares of Preferred Stock. Shares of any
series of any Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into, or exchanged for, shares of stock of any other class or classes, any other series of the same class, or any evidences of indebtedness, shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part, or may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock and to any filing required by law.

         C. Common Stock. The Common Stock is junior to the Preferred Stock and is subject to all the powers, rights, privileges, preferences and priorities of the Preferred Stock as herein set forth and as may be stated in any resolutions of the Board of Directors regarding Preferred Stock. Subject to all rights of the Preferred Stock, dividends may be paid on the Common Stock as and when declared by the Board of Directors of the Corporation out of any funds of the Corporation legally available for the payment thereof. After payment shall have been made in full to the holders of the Preferred Stock in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, the remaining assets and funds of the Corporation shall be distributed to the holders of Common Stock according to their respective shares. Except as otherwise provided by law and subject to the voting rights conferred on the Preferred Stock or any series thereof by any Directors' Resolution, the holders of shares of Common Stock shall possess exclusive voting rights for the election of directors and for all other purposes, each holder of Common Stock on the date fixed for determining the stockholders entitled to vote being entitled to one vote for each share of Common Stock held of record by such holder.

         D. Denial of Preemptive Rights. No holder of any stock of the Corporation shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class of the Corporation, or of securities convertible into or exchangeable for stock of any class, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of dividend.

         E. Denial of Cumulative Voting. No holder of any stock of the Corporation shall have the right of cumulative voting at any election of directors or upon any other matter.

                                   ARTICLE VI
                               AMENDMENT OF BYLAWS

The Board of Directors shall have the power to make, alter, amend and repeal the Corporation's bylaws. Any bylaws made, altered or amended by the Board of Directors under the powers conferred hereby may be further altered or amended, or repealed, by the directors or by the stockholders; provided, however, that the bylaws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted by stockholder action without the affirmative vote of at least a majority of the voting power of the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class.

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                                  ARTICLE VII
                               BOARD OF DIRECTORS

         A. Current Board of Directors. The current Board of Directors consists of eight members. The names and addresses of the persons who serve as directors of the Corporation until the next annual meeting of stockholders, or until his successor is elected and qualified, are as follows:

NAME                                ADDRESS                                                 CLASS

Robert E. Cone                      7135 Ardmore                                              I
                                    Houston, Texas 77054

Donald P. Carlin                    600 Jefferson, Suite 1401                                 I
                                    Lafayette, Louisiana 70501

Steven W. Krablin                   10000 Richmond Avenue, Suite 400                         II
                                    Houston, Texas 77042

Joseph R. Edwards                   600 Travis, Suite 6000                                   II
                                    Houston, Texas 77002

James M. Tidwell                    1415 Louisiana, Suite 3000                               II
                                    Houston, Texas 77002

Ben A. Guill                        600 Travis, Suite 6000                                   III
                                    Houston, Texas 77002

Michael L. Stansberry               13111 Northwest Freeway, Suite 500                       III
                                    Houston, Texas 77040

Thomas A. Denison                   1801 California Street, Suite 4110                       III
                                    Denver, Colorado 80202

         B. Number, Election and Terms of Directors.

         (1) The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by a majority of the directors then in office and shall be divided into three classes: Class I, Class II and Class III; provided, however, that from and after the first date as of which the Corporation has a class or series of capital stock registered under the Securities and Exchange Act of 1934, as amended, the number of directors which shall constitute the whole Board of Directors shall be not less than three. Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class I shall serve for a term expiring at the annual meeting next following the end of the calendar year 2001, the directors first elected to Class II shall serve for a term expiring at the annual meeting next following the end of the calendar year 2002, and the directors first elected to Class III shall serve for a term expiring at the annual meeting next following the end of the calendar year 2003. Each director shall hold office until

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the annual meeting at which such director's term expires and, the foregoing notwithstanding, shall serve until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal.

         (2) At such annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall have designated one or more directorships whose terms then expires as directorships of another class in order to more nearly achieve equality of number of directors among the classes.

         (3) In the event of any changes in the authorized number of directors, each director then continuing to serve shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal. The Board of Directors shall specify the class to which a newly created directorship shall be allocated.

         (4) Election of directors need not be by written ballot.

         (5) Subject to any requirements of law to the contrary, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified or until his earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                                  ARTICLE VIII
                               DIRECTOR LIABILITY

No director of the Corporation shall be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article VII shall not eliminate or limit the liability of a director:

         (1) for any breach of the director's duty of loyalty to the Corporation or its stockholders,

         (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

         (3) under Section 174 of the DGCL, as it may hereafter be amended from time to time, for any unlawful payment of a dividend or unlawful stock purchase or redemption, or

         (4) for any transaction from which the director derived an improper personal benefit.

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If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. No amendment to or repeal of this Article VII will apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of the director occurring prior to such amendment or repeal.

                                   ARTICLE IX
                                 INDEMNIFICATION

         A. Mandatory Indemnification. Each person who at any time is or was a director or officer of the Corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a "Proceeding"), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, whether the basis of a Proceeding is alleged action in such person's official capacity or in another capacity while holding such office, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, or any other applicable law as may from time to time be in effect against all expense, liability and loss (including, without limitation, court costs and attorneys' fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection with a Proceeding if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and such indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation or a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, and shall inure to the benefit of such person's heirs, executors and administrators. The Corporation's obligations under this paragraph A include, but are not limited to, the convening of any meeting, and the consideration of any matter thereby, required by statute in order to determine the eligibility of any person for indemnification.

         B. Advancement of Expenses. Expenses incurred by a director or officer of the Corporation in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding to the fullest extent permitted by, and only in compliance with, the DGCL or any other applicable laws as may from time to time be in effect, including, without limitation, any provision of the DGCL which requires, as a condition precedent to such expense advancement, the delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under paragraph A of this Article VIII or otherwise. Repayments of all amounts so advanced shall be upon such terms and conditions, if any, as the Corporation's Board of Directors deems appropriate.

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         C. Vesting. The Corporation's obligation to indemnify and to advance expenses under paragraphs A and B of this Article VIII shall arise, and all rights granted to the Corporation's directors and officers hereunder shall vest, at the time of the occurrence of the transaction or event to which a Proceeding relates, or at the time that the action or conduct to which such Proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such Proceeding is first threatened, commenced or completed. Notwithstanding any other provision of this Certificate of Incorporation or the bylaws of the Corporation, no action taken by the Corporation, either by amendment of this Certificate of Incorporation or the bylaws of the Corporation or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under paragraphs A and B of this Article VIII which shall have become vested as aforesaid prior to the date that such amendment or other corporate action is effective or taken, whichever is later.

         D. Enforcement. If a claim under either or both of paragraphs A and B of this Article VIII is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit in a court of competent jurisdiction against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such suit (other than a suit brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL or other applicable law to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (including its Board of Directors, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such suit as to whether indemnification is proper in the circumstances based upon the applicable standard of conduct set forth in the DGCL or other applicable law shall neither be a defense to the action nor create a presumption that the claimant has not met the applicable standard of conduct. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that his conduct was unlawful.

         E. Nonexclusive. The indemnification and advancement provided by this
Article VIII shall not be deemed exclusive of any other rights to which a person seeking indemnification and advancement may be entitled under any statute, bylaw, other provisions of this Certificate of Incorporation, agreement, vote of by the stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office

         F. Permissive Indemnification. The rights to indemnification and prepayment of expenses which are conferred to the Corporation's directors and officers by paragraphs A and B of this Article VIII may be conferred upon any employee or agent of the Corporation if, and to the extent, authorized by the Board of Directors.

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
         G. Insurance. The Corporation shall have power to purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify him against such expense, liability or loss under the Corporation's bylaws, the provisions of this Article VIII, the DGCL or other applicable law.

         H. Other Arrangements for Indemnification. Without limiting the power of the Corporation to procure or maintain insurance or other arrangement on behalf of any of the persons as described in paragraph G of this Article VIII, the Corporation may, for the benefit of persons eligible for indemnification by the Corporation, (1) create a trust fund, (2) establish any form of self-insurance, (3) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation or (4) establish a letter of credit, guaranty or surety arrangement.

                                   ARTICLE X
                        SPECIAL MEETINGS OF STOCKHOLDERS

Special meetings of the stockholders may be called only by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors by the written order of a majority of the entire Board of Directors.

                                   ARTICLE XI
                                DGCL SECTION 203

The Corporation elects to not be governed by Section 203 of the DGCL.

                                  ARTICLE XII
                     RENUNCIATION OF BUSINESS OPPORTUNITIES

         A. Renunciation of Business Opportunities. The Corporation hereby renounces any interest or expectancy in any business opportunity, transaction or other matter in which any member of the First Reserve Group participates or desires or seeks to participate and that involves any aspect of the energy equipment or services business or industry (each a "Business Opportunity"), other than any Business Opportunity that (i) is presented to an officer, director or employee of a member of the First Reserve Group in his or her capacity as an officer, director or employee of the Corporation, or (ii) is identified by a member of the First Reserve Group solely through the disclosure of information by or on behalf of the Corporation (each Business Opportunity other than those referred to in clause (i) or (ii) above is referred to as a "Renounced Opportunity"). No member of the First Reserve Group shall have any obligation to communicate or offer any Renounced Opportunity to the Corporation and each member of the First Reserve Group shall be free to pursue or reject any Renounced Opportunity.

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
         B. Interpretation.

As used in this Article XI, the following definitions shall apply:

         (1) "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated the Securities Act of 1934.

         (2) "First Reserve Group" means each of First Reserve Fund VIII, L.P., First Reserve Corporation and each of their respective officers, directors, employees, Subsidiaries and Affiliates (including any private equity fund managed by First Reserve Corporation or its Affiliates other than the Corporation and its Subsidiaries.

         (3) "Person" means an individual, corporation, partnership, limited liability company, trust, unincorporated organization, or other legal entity.

         (4) "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association, joint venture or other business entity of which (i) if a corporation, (x) fifty percent (50%) or more of the total voting power of shares of stock entitled to vote in the election of directors thereof or (y) fifty percent (50%) or more of the value of the equity interests is at the time owned or controlled, directly or indirectly, by the Person and its Subsidiaries in the aggregate, or (ii) if a limited liability company, partnership, association or other business entity, fifty percent (50%) or more of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by the Person and its Subsidiaries in the aggregate. The Person shall be deemed to have fifty percent (50%) or greater ownership interest in a limited liability company, partnership, association or other business entity if the Person is allocated fifty percent (50%) or more of the limited liability company, partnership, association or other business entity gains or losses; or controls the Person managing such limited liability company, partnership, association or other business entity.

         C. Termination.

The provisions of this Article XI shall terminate at such time as the members of the First Reserve Group no longer own directly or indirectly an aggregate of at least 20% of the then outstanding shares of Common Stock of the Corporation. This Article XI may not be amended prior to such termination without the affirmative vote of stockholders holding more than 80% of the outstanding shares of Common Stock of the Corporation.

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